UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2009

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices, zip code)

(210) 832-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	OTHER EVENTS

On December 18, 2009, Clear Channel Worldwide Holdings, Inc., a wholly-owned subsidiary of Clear Channel Outdoor Holdings, Inc., distributed a confidential preliminary offering circular dated December 18, 2009 (the “Offering Circular”) relating to $500,000,000 aggregate principal amount of its Series A Senior Notes due 2017 and $2,000,000,000 aggregate principal amount of its Series B Senior Notes due 2017 (collectively, the “Notes”) to be offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act. A copy of certain excerpts from the Offering Circular, which may contain material, non-public information, is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto.

The Offering Circular contains forward-looking statements regarding Clear Channel Outdoor Holdings based on current expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Many of the factors that will determine the outcome of the subject matter of these statements are beyond Clear Channel Outdoor Holdings’ ability to control or predict. Clear Channel Outdoor Holdings does not undertake any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This Current Report on Form 8-K and the statements contained in Exhibit 99.1 do not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Excerpts from Confidential Preliminary Offering Circular dated December 18, 2009;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Clear Channel Outdoor Holdings has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: December 18, 2009	By:	/S/ HERBERT W. HILL, JR.
	Name:	Herbert W. Hill, Jr.
	Title:	Senior Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

99.1 Excerpts from Confidential Preliminary Offering Circular dated December 18, 2009;